EXHIBIT (10)(c)
                                                               Execution Copy

                                  AMENDMENT TO

THIS IS AN AMENDMENT TO  ___________________________________  (the  "Agreement")
dated as of May 1, 2001, between West Pharmaceutical Services, Inc., a Pennsylvania corporation, (the "Company") and ________________ ("Executive"). Background

     The Company and Executive are parties to a __________________________ Agreement, dated as of ________________ (the "Change-in-Control Agreement"). The Company desires to amend the Change-in-Control Agreement to change the method of calculating the amount of severance compensation payable to Executive upon Executive's termination pursuant to a Change in Control (as defined in the Change-in-Control Agreement) and the Executive agrees to accept such amendment.

                                    Agreement

         Intending to be legally bound, the parties agree as follows:

1. Effective as of the date of this Agreement, clause ___ of Section ____ (Benefits Payable Upon Termination of Employment) of the Change-in-Control Agreement is deleted in its entirety and replaced with the following provision:

   "(ii) the aggregate amount of the annual bonuses paid or payable to Executive for the three fiscal years immediately preceding a Change in Control divided by the number of fiscal years as to which such bonuses were paid or payable;"

2. Except as otherwise set forth in Paragraph 1 of this Agreement, the Change-in-Control Agreement shall remain in full force and effect in accordance with its terms.

3. This Agreement may be executed in one or more counterparts, which together shall constitute a single agreement.


     IN WITNESS WHEREOF, the parties have executed this Agreement in two counterparts as of the date first written above.

                                          WEST PHARMACEUTICAL SERVICES, INC.


_____________________________             By: _________________________________